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                                                                   EXHIBIT 10(y)

       The security represented hereby has not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or transferred in the absence of an effective registration statement under the
               Act or an exemption from registration thereunder.

                                NON-NEGOTIABLE
                    SUBORDINATED UNSECURED PROMISSORY NOTE

Original Principal Amount: $450,000,000                        February 24, 1998
                                                               Chicago, Illinois

     HELLER FINANCIAL, INC., a Delaware corporation ("Heller"), hereby promises to pay to the order of Fuji America Holdings, Inc., a Delaware corporation (including any successor or assignee, the "Holder"), the principal amount of Four Hundred Fifty Million and No/100 Dollars ($450,000,000), together with interest thereon calculated from the date hereof as hereinafter provided.

     The entire principal amount of this Subordinated Unsecured Promissory Note (this "Note") shall be due and payable in full on February 24, 2004. Notwithstanding the foregoing, the entire principal amount of this Note, or any portion thereof, may be voluntarily prepaid by Heller, without premium or penalty, at any time, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in the inverse order of maturity.

     Interest (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months) shall accrue on the outstanding principal balance of this Note outstanding from time to time at a rate per annum equal on any day to the rate announced by the British Bankers Association as three-month LIBOR on the last Interest Payment Date (as defined below) preceding such day plus 0.50%. Accrued interest shall be paid in cash to the Holder on the last business day of each February, May, August and November of each year, commencing May 30, 1998 (each, an "Interest Payment Date"), and, to the extent previously unpaid, at maturity (or, if applicable, on the date of the voluntary prepayment of the entire outstanding principal balance of this Note).

     The indebtedness evidenced by this Note, including accrued interest thereon, shall be subordinate and junior in right of payment to all Senior Debt (as hereinafter defined) of Heller at any time outstanding to the extent and in the manner set forth as follows:

     (1) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to Heller or its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Heller (other than in connection with a merger, consolidation or amalgamation), whether or not involving insolvency or bankruptcy, then the
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          holders of Senior Debt shall be entitled to receive payment in full of all principal of, premium, interest and other amounts due, if any, on all Senior Debt before the Holder of this Note is entitled to receive any payment on account of principal or interest, if any, due on this Note; and

     (2) if Heller shall default in the payment when due of any principal or interest on this Note under circumstances when the provisions of the foregoing clause (1) shall not be applicable, the Holder shall be entitled to payment thereof only after there shall first have been paid in full, on the Senior Debt outstanding at the time the defaulted payment under this Note first so became due and payable, all principal of, premium, interest and other amounts, if any, becoming due and payable, by acceleration or otherwise, on such Senior Debt within one year after such defaulted payment under this Note first so became due and payable.

     No present or future holder of Senior Debt shall be prejudiced in its right to enforce subordination of this Note by any act or failure to act on the part of Heller. The subordination provisions of this Note are solely for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and the Holder of this Note on the other hand, and nothing herein shall impair, as between Heller and the Holder of this Note, the obligation of Heller, which is unconditional and absolute, to pay to the Holder the principal and interest, if any, hereon in accordance with its terms, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights, if any, as set forth in this Note, of holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the Holder.

     For purposes of this Note, (1) "Senior Debt" shall mean Debt (as hereinafter defined) of Heller which is not by its terms made subordinate or junior in right of payment with respect to the general assets of Heller to any other Debt of Heller and (2) "Debt" shall mean all liabilities, whether issued or assumed, of Heller in respect of (a) money borrowed by Heller or evidenced by note, debenture or other like written obligation of Heller to pay money and (b) all guarantees (x) in respect of money borrowed by third persons or (y) in respect of obligations of third persons evidenced by note, debenture or other like written obligation of such third persons to pay money.

     Heller hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assents to extensions of the time of payment, forbearance or other indulgence without notice.

                           [signature page follows]
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     This Note shall be governed by the laws of the State of Illinois without regard to its principles of conflicts of laws. This Note is executed and delivered at Chicago, Illinois, by Heller's duly authorized officer, on the day and year above stated.

HELLER FINANCIAL, INC.


By: /s/ Lauralee E. Martin
    --------------------------------
Name:   Lauralee E. Martin
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Title: Executive Vice President
      ------------------------------